Exhibit 10.2

Family Dollar Stores, Inc. (the “Company”)

Policy Regarding Tax Adjustments for Certain Severance Benefits

1.             Background.  Certain senior officers of the Company (the “Employees”) have entered into Employment Agreements or Severance Agreements with the Company (the “Agreements”).  These Agreements provide for certain severance payments and benefits in case of a qualifying termination following a change in control of the Company.  In addition, under the Company’s 2006 Incentive Plan (the “Plan”), the vesting of certain equity compensation awards of the Employees may be accelerated in case of a qualifying termination of employment following a change in control.  The purpose of this Policy is to describe the circumstances in which the severance payments or benefits under the Agreements and the Plan may be cut back in order to prevent the application of certain excise taxes under federal income tax rules related to severance payments or benefits that are contingent upon a change in control.

2.             Adjustments to Payments.  Notwithstanding anything in an Agreement or the Plan to the contrary, in the event it shall be determined that any payment or distribution of any type to an Employee, pursuant to the Employee’s Agreement or the Plan, including accelerated vesting, to or for the benefit of the Employee, by the Company or any Person (as the term “person” is used for purposes of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended) who acquires ownership or effective control of the Company or ownership of a substantial portion of the Company’s assets (within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (the “Code”), and the regulations thereunder) or any Affiliate of such Person, whether paid or payable or distributed or distributable pursuant to the terms of the Employee’s Agreement, the Plan, or otherwise (the “Payments”), is or will be subject to the excise tax imposed by Section 4999 of the Code or any interest or penalties with respect to such excise tax (such excise tax, together with any such interest and penalties, are collectively referred to as the “Excise Tax”), the Payments shall be reduced (but not below zero) if and to the extent that such reduction would result in the Employee retaining a larger amount, on an after-tax basis (taking into account federal, state and local income taxes and the imposition of the Excise Tax), than if the Employee received all of the Payments.  The Company shall reduce or eliminate the Payments, by first reducing or eliminating the portion of the Payments which are not payable in cash and then by reducing or eliminating cash payments, in each case in reverse order beginning with payments or benefits which are to be paid the farthest in time from the determination.  All determinations concerning the application of this Policy shall be made by a nationally recognized firm of independent accountants or any nationally recognized financial planning and benefits consulting company, selected by the Company and reasonably satisfactory to the Employee, whose determination shall be conclusive and binding on all parties. The fees and expenses of such accountants shall be borne by the Company.  The Company shall hold in confidence and not disclose, without the Employee’s prior written consent, any information with regard to the Employee’s tax position which the Company obtains pursuant to this Policy.

3.             Employee Consent.  The  Company shall obtain the consent of each Employee to the application of this Policy to the Employee’s Agreement and awards under the Plan.

                IN WITNESS WHEREOF, the Company has adopted this Policy as of November 18, 2008.

Family Dollar Stores, Inc.

By:
Title:

2

Family Dollar Stores, Inc. (the “Company”)

Policy Regarding Tax Adjustments for Certain Severance Benefits

Employee Consent

The undersigned Employee hereby consents and agrees to the application to Employee of the Company’s Policy Regarding Tax Adjustments for Certain Severance Benefits (a copy of which has been previously furnished), including without limitation to any severance payments or benefits that may be applicable under Employee’s “Agreement” or the “Plan” (as such terms are defined in the Policy).  Employee further agrees that in the event of any material amendment to the Internal Revenue Code, the Policy may be further amended by the Company, provided such amendment does not materially reduce the payments to the Employee pursuant to the Agreement and/or the Plan, as modified by this Policy.

Employee

Printed Name:
Date: